UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2009

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut		06492
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensation arrangements of Certain Officers.

As announced in June 2008, effective January 5, 2009, the Board of Directors of Amphenol Corporation (the “Company”) formally appointed Richard Adam Norwitt, 39, President and Chief Executive Officer of the Company.  At the same time, the Board of Directors of the Company elected Mr. Norwitt as a member of the Company’s Board of Directors, with a term expiring in 2011.  Mr. Norwitt was appointed President and Chief Operation Officer of the Company in January 2007.  Prior to that he served as a Senior Vice President and Group General Manager of the Company’s Worldwide RF and Microwave Products division from June 2006 through December 2006 and as a Vice President and Group General Manager of the Company’s Worldwide RF and Microwave Products division from January 2004 through June 2006.  Mr. Norwitt has been an employee of the Company since 1998.

Also as announced in June 2008, in conjunction with Mr. Norwitt’s new appointments, the Board of Directors formally accepted Martin H. Loeffler’s resignation as Chairman and Chief Executive of the Company effective as of January 5, 2009 and appointed him to the newly created officer position of Executive Chairman of the Company in which capacity he shall also continue to serve as Chairman of the Board of Directors of the Company.  Mr. Loeffler, 64, has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since 1997 and he was President of the Company from 1987 to December 2006.  Mr. Loeffler has been an employee of the Company since 1974.

Statements in this Form 8-K which are other than historical facts are intended to be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws.  While the Company believes such statements are reasonable, the actual results and effects could differ materially from those currently anticipated.  Please refer to Part I, Item 1A of the Company’s Form 10-K for the year ended December 31, 2007, for some factors that could cause the actual results to differ from estimates.  In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.

Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPHENOL CORPORATION

By:	/s/ Diana G. Reardon
Diana G. Reardon
Senior Vice President
and Chief Financial Officer

Date: January 9, 2009